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                                                                EX-99.B(d)(2)(v)

                        INVESTMENT SUB-ADVISORY AGREEMENT
                  BETWEEN WELLS FARGO FUNDS TRUST, WELLS FARGO
                      FUNDS MANAGEMENT, LLC AND SMITH ASSET
                                MANAGEMENT, L.P.

                                   APPENDIX A

                              Diversified Bond Fund
                             Diversified Equity Fund
                           Diversified Small Cap Fund
                              Growth Balanced Fund
                               Growth Equity Fund
                             Moderate Balanced Fund
                        Strategic Growth Allocation Fund
                              Strategic Income Fund

Approved by Board of Trustees: October 24, 2000, February 6, 2001, May 8, 2001, November 6, 2001 and December 23, 2001 (to change the name of the Aggressive Balanced-Equity Fund to the Strategic Growth Allocation Fund).

Most Recent Annual Approval Date: August 5, 2003.

                                              WELLS FARGO FUNDS MANAGEMENT, LLC

                                              By:        /s/ Andrew Owen
                                                 -------------------------------
                                                           Andrew Owen
                                                      Senior Vice President


                                              SMITH ASSET MANAGEMENT GROUP, L.P.

                                              By:     /s/ Stephen S. Smith
                                                 -------------------------------
                                                        Stephen S. Smith
                                                            Principal